Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
VideoLabs, Inc.:


We consent to the inclusion of our report dated February 13, 1998 on the Financial Statements of VideoLabs, Inc., as of December 31, 1997 and 1996 and for the years then ended, in the Amendment No. 1 to Form S-3 Registration Statement dated August 11, 1998 and to the reference to our firm under the caption "Experts" included therein.








                                        Boulay, Heutmaker, Zibell & Co. P.L.L.P.



Minneapolis, Minnesota
August 11, 1998